UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2008

IRON MOUNTAIN INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of principal executive offices, including zip code)

(617) 535-4766
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Iron Mountain Incorporated (the “Company”) entered into an Employment Agreement dated August 11, 2008 with Robert Brennan, the Company’s Chief Executive Officer (the “Agreement”).

Pursuant to the Agreement, Mr. Brennan will serve as the Company’s Chief Executive Officer and will receive an annual salary of $900,000.00 (the “Base Salary”).  Mr. Brennan will be eligible to earn an annual bonus in accordance with the terms and conditions of the Iron Mountain Incorporated 2006 Senior Executive Incentive Plan (the “SEIP”).  In addition, Mr. Brennan will be eligible to earn a one-time special bonus for 2008 in the target amount of twenty-five percent (25%) of his Base Salary for 2008 and prorated based on his assuming the role of Chief Executive Officer on June 5, 2008.  The Compensation Committee of the Board shall determine the amount of such bonus in its sole discretion.

If Mr. Brennan’s employment is terminated for any reason, he will be entitled to the following items that were earned and accrued but unpaid as of the date of termination: (i) Base Salary; (ii) cash payment for all accrued, unused vacation time; (iii) reimbursement for business expenses and (iv) such other benefits to which Mr. Brennan may be entitled by law or pursuant to a benefit plan of the Company.

If Mr. Brennan is terminated without Cause or terminates his employment for Good Reason, in addition to the payments described above, Mr. Brennan will receive (i) payments equaling one (1) year of his most recent Base Salary; (ii) health, dental and vision coverage for himself and his dependents until the earlier of 2 years or the date he becomes eligible for alternate coverage and (iii) a bonus for the year in which the termination occurs equal to the average bonus paid under the SEIP in the two (2) years preceding his termination.

The SEIP was filed as Appendix C to the Company’s Proxy Statement for the 2008 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 21, 2008.  The terms “Cause” and “Good Reason” are defined in the Agreement.  The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Exhibit Description

10.1	Employment Agreement by and between the Company and Robert Brennan dated August 11, 2008 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED (Registrant) By: /s/ Ernest W. Cloutier Name: Ernest W. Cloutier Title: SVP and General Counsel

Date: August 11, 2008